UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 23, 2008



                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number: 000-20900


            Michigan
(State or other jurisdiction                            38-2007430
  of incorporation or organization)         (I.R.S. Employer Identification No.)

  One Campus Martius, Detroit, Michigan                48226-5099
 (Address of Principal Executive Offices)              (Zip Code)


      (Registrant's telephone number, including area code): (313) 227-7300

                             ---------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of its on-going effort to reduce costs and in light of current economic conditions, Compuware Corporation (the "Company") reduced its workforce by approximately 300 employees (less than 5% of the Company's total workforce), primarily in its professional services, technology, and corporate administrative functions. The reduction and notification to affected employees was substantially completed on October 29, 2008. The Company committed to proceeding with the reduction on October 23, 2008 when management finalized its decision to proceed and began communicating its decision to affected employees.

At this time, the Company  estimates the costs to be incurred in connection with
this  effort  to  be   approximately   $5  million,   nearly  all  of  which  is
severance-related and will be a future cash expenditure.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   COMPUWARE CORPORATION


Date: November 4, 2008                                By:/s/ Laura L. Fournier
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                                                      Laura L. Fournier
                                                      Senior Vice President
                                                      Chief Financial Officer